Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Prospectuses constituting part of GenCorp Inc.’s Registration Statements No. 33-28056, 2-98730 and 333-91783 on Forms S-8, pertaining to the GenCorp Retirement Savings Plan of our report dated February 21, 2003, with respect to the financial statements and schedule of the GenCorp Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended October 31, 2002.

/s/ Ernst & Young LLP

Sacramento, California
April 25, 2003

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